UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MIMEDX GROUP, INC.

(Name of registrant as specified in its charter)

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MiMedx Urges Shareholders to Vote “FOR” All of the Board’s

Qualified Nominees on the BLUE Proxy Card

Company to Mail Additional Information to Shareholders; Highlights Company’s Three New Highly Qualified Candidates

Company Urges Shareholders to Vote Against Holding a Second “Annual” Meeting in August

MARIETTA, Ga., June 7, 2019 — MiMedx Group, Inc. (OTC PINK: MDXG) (“MiMedx” or the “Company”), an industry leader in advanced wound care and an emerging therapeutic biologics company, is sending a new mailing to shareholders highlighting the experience of its three new highly qualified nominees standing for election to the Board of Directors (the “Board”) at the 2018 annual meeting of shareholders scheduled for June 17, 2019, and calling on shareholders to vote the Company’s BLUE proxy card.

The meeting will take place in less than two weeks. Shareholders are encouraged to vote online or by phone today, using the unique control number that can be found on the BLUE proxy card that shareholders should be receiving by mail or email shortly.

The MiMedx Board has developed a comprehensive Board refreshment plan in cooperation with Prescience Point Capital Management LLC and its affiliates, one of the Company’s largest shareholders. As part of this plan, MiMedx is nominating K. Todd Newton, Dr. M. Kathleen Behrens Wilsey and Timothy R. Wright to stand for election to the Board at the 2018 annual meeting, scheduled for June 17, 2019. None of these candidates has ever served on the MiMedx Board.

All three nominees are accomplished industry professionals and, in MiMedx’s view, bring the right skills and experience required to act in the best interests of all shareholders and assist with the resolution of the remaining issues stemming from the misconduct of certain members of the former senior management team, including Parker H. “Pete” Petit, the Company’s former CEO. The Company believes that, if elected, its three nominees will help make a substantial difference in the future of the Company and work with senior management to position MiMedx for long-term success.

Under the refreshment plan, MiMedx’s ten-person Board would include six new directors, with Dr. Behrens Wilsey expected to be appointed as the new Chairwoman of the Board, and Mr. Newton, who is, if elected at the 2018 annual meeting, expected to be appointed as the Chairman of the Audit Committee following the 2019 annual meeting of shareholders. Notably, none of the incumbent directors whose terms expire at the 2018 annual meeting or the 2019 annual meeting of shareholders will stand for reelection.

Mr. Petit has stated that he seeks control of the Board, despite the fact that the findings of the Audit Committee investigation indicate that he committed material wrongdoing while previously serving as the Chairman and CEO of MiMedx. To further his plan, Mr. Petit is seeking to force the Company to hold another “annual” meeting in August, which is just two months away. Because of the misconduct occurring under Mr. Petit’s direction and leadership, the Company has not produced current audited financial statements. Until the Company has completed the financial restatement and has current audited financial statements, the Company will not be able to provide required information to shareholders for such an accelerated meeting and will either be forced to violate federal law, which it does not wish to do, or obtain an exemption from the Securities and Exchange Commission. The Company was able to obtain such an exemption for the 2018 annual meeting, but such an exemption is unprecedented and there is no assurance that the Company could obtain another such exemption in connection with an August annual meeting. We therefore encourage shareholders to vote against Mr. Petit’s proposal to amend the Bylaws in a manner that would require MiMedx to hold a second annual meeting such a short time after the 2018 annual meeting.

Materials about the upcoming meeting, including the Company’s definitive proxy statement, can be accessed at www.VoteBlueForMiMedx.com.

Your Vote Is Important, No Matter How Many Or How Few Shares You Own.

If you have questions about how to vote your shares, or need additional assistance, please contact the firm assisting MiMedx in the solicitation of proxies:

INNISFREE M&A INCORPORATED

Shareholders may call toll-free at 1 (877) 800-5195

Banks and Brokers may call 1 (212) 750-5833

MiMedx urges you NOT to sign any white proxy card sent to you by or on behalf of Mr. Petit or his nominees.

If you have already done so, you have every legal right to change your vote by using the enclosed BLUE proxy card to vote TODAY—by telephone, by Internet or by signing, dating and returning the BLUE proxy card in the postage-paid envelope provided.

Sidley Austin LLP is acting as legal advisor to MiMedx.

About MiMedx

MiMedx® is an industry leader in advanced wound care and an emerging therapeutic biologics company developing and distributing human placental tissue allografts with patent-protected processes for multiple sectors of healthcare. The Company processes the human placental tissue utilizing its proprietary PURION® process methodology, among other processes, to produce allografts by employing aseptic processing techniques in addition to terminal sterilization. MiMedx has supplied over 1.5 million allografts to date. For additional information, please visit www.mimedx.com.

Important Information

MiMedx Group, Inc. (the “Company”) has filed with the Securities and Exchange Commission (the “SEC”) and is mailing to shareholders of the Company a definitive proxy statement (the “Proxy Statement”) and accompanying BLUE proxy card in connection with the solicitation of proxies for the 2018 annual meeting of stockholders of the Company (the “2018 Annual Meeting”). The Proxy Statement is publicly available and is being disseminated commencing on June 3, 2019. The Company, its directors, its director nominees and certain of its executive officers are participants in the solicitation of proxies from shareholders in respect of the 2018 Annual Meeting. Information regarding the names of the Company’s directors, director nominees and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Proxy Statement. A free copy of the Proxy Statement and other relevant documents that the Company files with the SEC may be obtained through the SEC’s website at www.sec.gov or at the Company’s website at https://mimedx.com/ as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding the future composition of the Board and expectations with respect to Board leadership. Forward-looking statements may be identified by words such as “believe,” “expect,” “may,” “plan,” “potential,” “will,” “would” and similar expressions and are based on current beliefs and expectations. Forward-looking statements are subject to risks and uncertainties, and the Company cautions investors against placing undue reliance on such statements.

Actual results may differ materially from those set forth in the forward-looking statements as a result of various factors, including the results of any election at the 2018 Annual Meeting or the Company’s 2019 annual meeting of shareholders (the “2019 Annual Meeting”). There is no assurance that the Company’s nominees will be elected at the 2018 Annual Meeting or the 2019 Annual Meeting. Any forward-looking statements speak only as of the date of this press release, and except as required by law, the Company assumes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts

Investors:

Hilary Dixon

Corporate & Investor Communications

770.651.9066

investorrelations@mimedx.com

Media:

Joele Frank, Wilkinson Brimmer Katcher

Andy Brimmer / Jed Repko / Annabelle Rinehart

212.355.4449